                                                                  EXHIBIT 11.0

                  ON TECHNOLOGY CORPORATION AND SUBSIDIARIES
                     Computation of Net Loss Per Share (1)
                           FORM 10-Q, March 31, 1997
                 (dollars in thousands, except per share data)

                                                     Three Months
                                                    Ended March 31,
                                            ----------------------------
                                                 1997            1996
                                            ------------    ------------

Net Loss                                    $    (15,891)   $    (13,114)


Weighted Average Common Shares
    Outstanding During Period............     11,766,920      10,675,043
Weighted Average Common Equivalent
  Shares Outstanding During Period.......            ---             ---
                                              11,766,920      10,675,043
                                            ============    ============


 Net Loss Per  Share.....................   $      (1.35)   $      (1.23)
                                            ============    ============


-----------------
(1) Primary and fully diluted net loss per share has not been separately presented, as the amounts would not be meaningful.


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